Exhibit 99.1
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
http://www.nii.com
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS ANNOUNCES STRONG RESULTS FOR
FIRST QUARTER 2010
•	Consolidated operating revenues of $1.28 billion
•	Consolidated operating income before depreciation and amortization, or OIBDA, of $341 million

•	Net subscriber additions of 377,000

•	Consolidated operating income of $213 million and consolidated net income of $48 million, or $0.29 per basic share
RESTON, Va. — April 29, 2010 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the first quarter of 2010. During the quarter, the Company added 377,000 net subscribers to its network, bringing its ending subscriber base to over 7.7 million, a 20% increase in the ending subscriber base compared to the end of the first quarter of 2009. Financial results for the quarter included consolidated operating revenues of $1.28 billion, a 33% increase compared to the first quarter of 2009, and consolidated OIBDA of $341 million for the quarter, a 39% increase compared to the same period last year.
For the first quarter of 2010, the Company generated consolidated operating income of $213 million and consolidated net income of $48 million, or $0.29 per basic share. Consolidated net income for the quarter included $25 million of pretax foreign currency transaction losses primarily related to the weakening of currency exchange rates of the Brazilian Real relative to the U.S. dollar during the first quarter of 2010 compared to the fourth quarter of 2009.
The Company continued to invest in the expansion of the coverage and capacity of its networks reporting consolidated first quarter 2010 capital expenditures of $134 million, of which $85 million was invested in Brazil.
“We are off to a tremendous start for the year, delivering excellent financial and operational results highlighted by significant improvement in churn and a record level of OIBDA during the quarter,” said Steve Dussek, NII Holdings’ Chief Executive Officer. “The foundation for our first quarter results was created last year when we implemented strategies to enhance customer retention and improve the quality of our customer base. The success of these strategies is evidenced across all of our markets, where churn levels have improved substantially when compared to the first quarter of last year. These efforts have enabled us to keep our highest value subscribers and grow our business profitably,” he added.
NII Holdings’ consolidated average monthly service revenue per subscriber (ARPU) was $47 for the first quarter of 2010, up $5 when compared to the same period last year due primarily to strengthening of local currencies. The Company also reported churn of 1.69% for the first quarter, a 42 basis point improvement over the level reported in the same period last year. Consolidated cost per gross add, or CPGA, was $278 for the first quarter 2010, up $23 relative to the first quarter 2009, but a $27 decline over the fourth quarter of last year.
“Our balanced approach to growth and profitability drove our strong financial performance as we generated a 33% increase in revenue and a 39% increase in OIBDA over the first quarter of last year” said Gokul Hemmady, NII’s Vice President and Chief Financial Officer. “Continued improvement in the economic conditions in our markets and our strong focus on customer retention resulted in solid net subscriber growth, driving a 20% increase in our consolidated subscriber base compared to the end of the first quarter of 2009. We believe that the investments that we have made and will continue to make in our business will enhance our position as one of the premier wireless providers in Latin America.”
The Company ended the quarter with approximately $3.52 billion in total long-term debt and $2.7 billion in consolidated cash and short term investments, resulting in net debt at the end of the quarter of $841 million.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and Net Debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s first quarter 2010 results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectTM, a digital two-way radio feature. NII Holdings, Inc., a Fortune 500 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “providing guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2010. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; and the additional risks and uncertainties that are described from in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
Operating revenues
Service and other revenues	$1,217.7	$910.3
Digital handset and accessory revenues	65.4	51.0

	1,283.1	961.3

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	349.5	255.9
Cost of digital handset and accessory sales	172.8	145.3
Selling, general and administrative	419.4	315.0
Depreciation	120.7	86.4
Amortization	8.0	6.5

	1,070.4	809.1

Operating income	212.7	152.2

Other income (expense)
Interest expense, net	(85.7)	(44.6)
Interest income	5.6	12.6
Foreign currency transaction losses, net	(25.1)	(7.3)
Other expense, net	(4.4)	(1.6)

	(109.6)	(40.9)

Income before income tax provision	103.1	111.3
Income tax provision	(54.6)	(40.7)

Net income	$48.5	$70.6

Net income per common share, basic	$0.29	$0.43

Net income per common share, diluted	$0.28	$0.43

Weighted average number of common shares outstanding, basic	166.8	165.8

Weighted average number of common shares outstanding, diluted	170.5	166.0

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	March 31,	December 31,
	2010	2009
	(unaudited)
Cash and cash equivalents	$2,650.7	$2,504.1
Short-term investments	30.5	116.3
Accounts receivable, less allowance for doubtful accounts of $38.6 and $35.1	632.4	613.6
Property, plant and equipment, net	2,513.7	2,502.2
Intangible assets, net	341.6	337.2
Total assets	7,656.2	7,554.7
Long-term debt, including current portion	3,641.8	3,580.8
Total liabilities	4,807.6	4,807.9
Stockholders’ equity	2,848.6	2,746.8

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(Unaudited)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	March 31,
	2010	2009
Total digital subscribers (as of March 31)	7,763.3	6,465.9
Net subscriber additions	377.1	266.3
Churn (%)	1.69%	2.11%

Average monthly revenue per handset/unit in service (ARPU) (1)	$47	$42

Cost per gross add (CPGA) (1)	$278	$255
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2010	2009
Operating revenues
Service and other revenues	$487.9	$427.4
Digital handset and accessory revenues	21.5	17.6

	509.4	445.0

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	86.4	83.6
Cost of digital handset and accessory sales	100.8	88.3
Selling, general and administrative	137.8	119.0

Segment earnings	184.4	154.1
Management fee	23.4	7.9
Depreciation and amortization	46.8	39.0

Operating income	$114.2	$107.2

Total digital subscribers (as of March 31)	3,091.6	2,816.0
Net subscriber additions	104.2	89.7
Churn (%)	1.92%	2.52%

ARPU (1)	$47	$47

CPGA (1)	$378	$306

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2010	2009
Operating revenues
Service and other revenues	$538.0	$297.3
Digital handset and accessory revenues	25.8	18.8

	563.8	316.1

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	190.5	105.1
Cost of digital handset and accessory sales	37.9	29.3
Selling, general and administrative	158.7	93.7

Segment earnings	176.7	88.0
Management fee	8.3	—
Depreciation and amortization	56.4	33.4

Operating income	$112.0	$54.6

Total digital subscribers (as of March 31)	2,663.3	1,938.9
Net subscriber additions	180.7	127.2
Churn (%)	1.28%	1.37%

ARPU (1)	$60	$45

CPGA (1)	$231	$225
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2010	2009
Operating revenues
Service and other revenues	$121.9	$124.2
Digital handset and accessory revenues	10.9	8.0

	132.8	132.2

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	44.3	44.8
Cost of digital handset and accessory sales	18.5	13.5
Selling, general and administrative	33.4	32.1

Segment earnings	36.6	41.8
Management fee	3.8	—
Depreciation and amortization	9.7	9.8

Operating income	$23.1	$32.0

Total digital subscribers (as of March 31)	1,054.2	978.3
Net subscriber additions	24.1	11.3
Churn (%)	1.75%	2.13%

ARPU (1)	$33	$36

CPGA (1)	$200	$202

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2010	2009
Operating revenues
Service and other revenues	$65.6	$58.9
Digital handset and accessory revenues	7.3	6.6

	72.9	65.5

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	25.7	21.1
Cost of digital handset and accessory sales	14.9	13.4
Selling, general and administrative	28.1	21.6

Segment earnings	4.2	9.4
Management fee	4.1	—
Depreciation and amortization	12.0	7.3

Operating (loss) income	$(11.9)	$2.1

Total digital subscribers (as of March 31)	905.5	703.9
Net subscriber additions	63.2	35.2
Churn (%)	2.06%	2.43%

ARPU (1)	$23	$26

CPGA (1)	$163	$163

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Three Months Ended March 31, 2010 and 2009” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(UNAUDITED)
Consolidated Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Three Months Ended
	March 31,
	2010	2009
Consolidated operating income	$212.7	$152.2
Consolidated depreciation	120.7	86.4
Consolidated amortization	8.0	6.5

Consolidated operating income before depreciation and amortization	$341.4	$245.1

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	March 31,
	2010	2009
Consolidated service and other revenues	$1,217.7	$910.3
Less: consolidated analog revenues	(0.5)	(0.9)
Less: consolidated other revenues	(152.7)	(105.2)

Total consolidated subscriber revenues	$1,064.5	$804.2

ARPU calculated with subscriber revenues	$47	$42

ARPU calculated with service and other revenues	$54	$48

Nextel Mexico

	Three Months Ended
	March 31,
	2010	2009
Service and other revenues	$487.9	$427.4
Less: analog revenues	(0.3)	(0.4)
Less: other revenues	(56.3)	(39.4)

Total subscriber revenues	$431.3	$387.6

ARPU calculated with subscriber revenues	$47	$47

ARPU calculated with service and other revenues	$54	$51

Nextel Brazil

	Three Months Ended
	March 31,
	2010	2009
Service and other revenues	$538.0	$297.3
Less: analog revenues	(0.1)	(0.5)
Less: other revenues	(72.9)	(43.2)

Total subscriber revenues	$465.0	$253.6

ARPU calculated with subscriber revenues	$60	$45

ARPU calculated with service and other revenues	$70	$53

Nextel Argentina

	Three Months Ended
	March 31,
	2010	2009
Service and other revenues	$121.9	$124.2
Less: other revenues	(17.8)	(18.0)

Total subscriber revenues	$104.1	$106.2

ARPU calculated with subscriber revenues	$33	$36

ARPU calculated with service and other revenues	$39	$43

Nextel Peru

	Three Months Ended
	March 31,
	2010	2009
Service and other revenues	$65.6	$58.9
Less: other revenues	(5.0)	(4.4)

Total subscriber revenues	$60.6	$54.5

ARPU calculated with subscriber revenues	$23	$26

ARPU calculated with service and other revenues	$25	$29

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Three Months Ended
	March 31,
	2010	2009
Consolidated digital handset and accessory revenues	$65.4	$51.0
Less: consolidated uninsured replacement revenues	(4.0)	(3.3)

Consolidated digital handset and accessory revenues, net	61.4	47.7
Less: consolidated cost of handset and accessory sales	172.8	145.3

Consolidated handset subsidy costs	111.4	97.6
Consolidated selling and marketing	150.4	112.4

Costs per statement of operations	261.8	209.8
Less: consolidated costs unrelated to initial customer acquisition	(50.4)	(39.8)

Customer acquisition costs	$211.4	$170.0

Cost per Gross Add	$278	$255

Nextel Mexico

	Three Months Ended
	March 31,
	2010	2009
Digital handset and accessory revenues	$21.5	$17.6
Less: uninsured replacement revenues	(2.0)	(2.1)

Digital handset and accessory revenues, net	19.5	15.5
Less: cost of handset and accessory sales	100.8	88.3

Handset subsidy costs	81.3	72.8
Selling and marketing	66.0	53.7

Costs per statement of operations	147.3	126.5
Less: costs unrelated to initial customer acquisition	(41.9)	(34.7)

Customer acquisition costs	$105.4	$91.8

Cost per Gross Add	$378	$306

Nextel Brazil

	Three Months Ended
	March 31,
	2010	2009
Digital handset and accessory revenues	$25.8	$18.8
Less: uninsured replacement revenues	(2.1)	(1.2)

Digital handset and accessory revenues, net	23.7	17.6
Less: cost of handset and accessory sales	37.9	29.3

Handset subsidy costs	14.2	11.7
Selling and marketing	55.4	37.7

Costs per statement of operations	69.6	49.4
Less: costs unrelated to initial customer acquisition	(5.2)	(3.5)

Customer acquisition costs	$64.4	$45.9

Cost per Gross Add	$231	$225

Nextel Argentina

	Three Months Ended
	March 31,
	2010	2009
Digital handset and accessory revenues, net	$10.9	$8.0
Less: cost of handset and accessory sales	18.5	13.5

Handset subsidy costs	7.6	5.5
Selling and marketing	10.7	10.1

Costs per statement of operations	18.3	15.6
Less: costs unrelated to initial customer acquisition	(2.5)	(0.8)

Customer acquisition costs	$15.8	$14.8

Cost per Gross Add	$200	$202

Nextel Peru

	Three Months Ended
	March 31,
	2010	2009
Digital handset and accessory revenues, net	$7.3	$6.6
Less: cost of handset and accessory sales	14.9	13.4

Handset subsidy costs	7.6	6.8
Selling and marketing	12.6	7.9

Costs per statement of operations	20.2	14.7
Less: costs unrelated to initial customer acquisition	(0.9)	(0.8)

Customer acquisition costs	$19.3	$13.9

Cost per Gross Add	$163	$163

Net Debt
Net debt represents the total face amount of our long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In 2008, we added short-term investments to the items subtracted from long-term debt to calculate net debt because we concluded that our short-term investments were similar to cash and cash equivalents in terms of liquidity and should be used similarly in providing the assessment of our overall leverage in the net debt calculation. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of March 31, 2010 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$3,057.8
Add: reduction to long-term debt pursuant to implementation of FSP APB 14-1	92.5
Add: debt discounts	22.2
Add: principal amount of 2.75% convertible notes treated as current portion of long-term debt	350.0
Less: cash and cash equivalents	(2,650.7)
Less: short-term investments	(30.5)

Net debt	$841.3